Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of TearDrop Golf Company of our report dated March 31, 1998, with respect to the financial statements of TearDrop Golf Company included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Chicago, Illinois
July 13, 1998